                                              Contacts:
                                              Steven E. Brady, President and CEO
                                              Donald F. Morgenweck, CFO
                                              (609) 399-0012


PRESS RELEASE

              OCEAN SHORE HOLDING CO. REPORTS 2006 YEAR-END RESULTS

         Ocean City, New Jersey - January 31, 2007 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income for the year ended December 31, 2006 of $3,149,000, or $.38 per share basic and $.37 per share diluted, as compared to $3,076,000, or $.37 per share basic and $.36 per share diluted, for 2005. Net income for the quarter ended December 31, 2006 was $576,000 or $.07 per basic and diluted share, as compared to $765,000, or $.09 per basic and diluted share for the fourth quarter of 2005.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of eight full-service banking offices in eastern New Jersey.

NET INTEREST INCOME

         For the year ended 2006 net interest income decreased $36,000, or 0.2%, to $15.2 million compared to $15.3 million for the year ended 2005. For the fourth quarter of 2006, net interest income decreased $172,000, or 4.4%, to $3.8 million compared to $3.9 million for the same quarter of 2005. For both the fourth quarter and the full year, interest income grew over the prior year as a result of growth in interest earning assets and an increase in the average yield on both loans and investments. However, growth in interest expense, which was driven primarily by higher rates paid on deposits and a larger average balance of borrowings, offset the increase in interest income, resulting in margin compression. For 2006, the Company's interest rate spread was 2.56%, compared to 2.75% in 2005. For the quarter, the Company's interest rate spread was 2.47% compared to 2.55% for the prior quarter and 2.77% for the same quarter last year.

TOTAL ASSETS GROW

         Total assets grew $18.4 million, or 3.4%, to $562.3 million at December 31, 2006 from December 31, 2005. Loans receivable grew $21.3 million, or 5.2%, to $433.3 million on steady loan activity. Increases of $25.6 million in real estate mortgage loans, $4.4 million in consumer loans and $0.8 million in commercial loans were partially offset by a decrease of real estate construction loans of $9.5 million. Investments and mortgage-backed securities declined $26.1 million, or 27.7%, during 2006 to $68.1 million due to normal maturities and repayments of principal partially offset by new investments. Cash and cash equivalents increased $20.0 million, or 148.9%, to $33.3 million due to an increase in Overnight Federal Funds of $17.7 million and an increase of $2.3 million in balances due from other banks. The Company currently is maintaining greater liquidity in order to fund continued loan growth.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent as the ratio of nonperforming loans to total assets at December 31, 2006 was very low at 0.12%. Net charge-offs were $3,000 for the year ended 2006, compared to $13,000 in 2005. The allowance for loan losses was 0.47% of total loans at December 31, 2006 compared to 0.42% at December 31, 2005.

OTHER EXPENSES INCREASE SLIGHTLY

         Other expenses increased $159,000, or 5.1%, to $3.3 million for the fourth quarter of 2006 compared to $3.1 million for the same quarter in 2005 and increased $601,000, or 4.9%, to $12.8 million for the year-ended 2006 compared to $12.2 million for the year-ended 2005. Salaries and benefits expense increased $191,000 for the fourth quarter and $592,000 for the year-ended 2006 as share-based compensation costs increased $57,000 for the fourth quarter and $506,000 for the for the year-ended 2006 compared to the same periods in 2005 due to the adoption of Statement of Financial Accounting Standards No. 123, "Share-Based Payment," on January 1, 2006 which required the recognition of expenses for share based payment transactions including stock options based on the fair value of the equity instruments issued. Prior to January 1, 2006, the Company had accounted for the issuance of stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense was recognized for options prior to January 1, 2006. Occupancy expense increased $31,000 for the quarter and $215,000 for the year.

INCOME TAXES DECREASE

         Income tax expense was $1.3 million for the year-ended 2006 compared to $2.0 million for the year-ended 2005. During the 3rd quarter, the Company changed its investment strategy related to bank owned life insurance. Prior to September of 2003, the Company's investment strategy for bank owned life insurance was to frequently purchase and surrender policies prior to term. The surrender of a policy prior to term triggers a taxable event and results in a tax liability. As a result, the Company provided a deferred tax liability for the estimated amount that would be incurred upon the termination of such policies. During the third quarter of 2006, the Company changed its investment policy to purchase and hold the insurance policies for the duration of the term. This policy does not require the build up of a deferred tax liability. As a result, the Company reversed $600,000 of previously recorded deferred tax liability. Partially offsetting the impact of the change in investment policy was a $100,000 tax valuation allowance relating to the deferred tax asset established in connection with the Company's contribution to the charitable foundation established in connection with its public offering in December of 2004. The Company determined that, based on its assessment of future taxable income and expectations of charitable contributions, it is probable that the tax benefit of the contribution may not be fully realized. Income taxes decreased $112,000 for the fourth quarter of 2006 compared to 2005 as a result of lower taxable income.

         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

SELECTED FINANCIAL CONDITION DATA (UNAUDITED)
                                                      -------------------------------------
                                                            AS OF              AS OF
                                                         12-31-2006          12-31-2005         % CHANGE
                                                      ------------------  ----------------- ------------------
                                                             (DOLLARS IN THOUSANDS)
 Total assets.......................................       $562,261            $543,846             3.4
 Cash and cash equivalents..........................         33,357              13,400           148.9
 Investment securities..............................         23,760              51,578           -53.9
 Mortgage-backed securities ........................         44,371              42,612             4.1
 Loans receivable, net..............................        433,342             412,005             5.2
 Deposits...........................................        417,024             416,914             0.0
 FHLB advances......................................         54,000              27,000           100.0
 Subordinated debt..................................         15,464              15,464             0.0
 Other borrowings...................................          7,090              18,460           -61.6
 Stockholder's equity...............................         62,551              60,568             3.3

SELECTED OPERATIONS DATA (UNAUDITED)

                                        THREE MONTHS ENDED                               YEAR ENDED
                                           DECEMBER 31,                                 DECEMBER 31,
                                   -----------------------------                -----------------------------
                                       2006            2005         % CHANGE         2006           2005         % CHANGE
                                   --------------  -------------  ------------- --------------- ------------- ---------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
 Interest and dividend income....      $7,706          $7,013          9.9         $29,839         $26,272         13.6
 Interest expense ...............       3,949           3,083         28.1          14,620          11,017         32.7
                                       ------          ------                      -------         -------
      Net interest income........       3,757           3,929         -4.4          15,219          15,255         -0.2

 Provision for loan losses.......          75              75          0.0             300             300          0.0
                                       ------          ------                      -------         -------
 Net interest income after
    provision for loan losses....       3,682           3,854         -4.5          14,919          14,955         -0.2

 Other income....................         586             555          5.6           2,332           2,316          0.7
 Other expense...................       3,299           3,140          5.1          12,802          12,201          4.9
                                       ------          ------                      -------         -------
 Income before taxes.............         969           1,269        -23.7           4,449           5,071        -12.3
 Provision for income taxes......         393             504        -22.1           1,300           1,995        -34.8
                                       ------          ------                      -------         -------
      Net Income.................      $  576          $  765        -24.7         $ 3,149         $ 3,076          2.4
                                       ======          ======                      =======         =======
 Earnings per share basic              $ 0.07          $ 0.09                      $  0.38         $  0.37
 Earnings per share diluted            $ 0.07          $ 0.09                      $  0.37         $  0.36

 Average shares outstanding:
 Basic                              8,196,193       8,290,881                    8,259,473       8,405,677
 Diluted                            8,313,853       8,462,181                    8,410,151       8,453,593

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
                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                       DECEMBER 31, 2006                    DECEMBER 31, 2005
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE           YIELD/COST         BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                             $433,236           5.98%             $405,341            5.80%
Investment securities                               67,306           5.50%               98,376            4.47%
Other interest-earning assets                       22,988           5.26%                2,861            4.29%
Interest-bearing deposits                          390,825           3.06%              392,682            2.37%
Total borrowings                                    71,031           5.40%               53,050            5.72%

Interest rate spread                                                 2.47%                                 2.77%
Net interest margin                                                  2.87%                                 3.10%

                                                          YEAR ENDED                          YEAR ENDED
                                                       DECEMBER 31, 2006                    DECEMBER 31, 2005
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE           YIELD/COST         BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)

Loans                                             $425,262           5.93%             $373,306            5.67%
Investment securities                               78,981           5.03%              108,746            4.25%
Other interest-earning assets                       12,641           5.08%               16,612            2.91%
Interest-bearing deposits                          387,758           2.83%              386,463            2.10%
Total borrowings                                    67,613           5.41%               50,786            5.70%

Interest rate spread                                                 2.56%                                 2.75%
Net interest margin                                                  2.94%                                 3.06%



ASSET QUALITY DATA (UNAUDITED)

                                                             -------------------------------------
                                                                 YEAR ENDED        YEAR ENDED
                                                                DECEMBER 31,       DECEMBER 31,
                                                                    2006              2005
                                                            --------------------------------------
                                                                   (DOLLARS IN THOUSANDS)
 Allowance for Loan Losses:
 Allowance at beginning of period.....................             $ 1,753           $ 1,466
 Provision for loan losses............................                 300               300
 Recoveries...........................................                   6                 5
 Charge-offs..........................................                   9                18
                                                                   -------           -------
 Net charge-offs......................................                   3                13
                                                                   -------           -------
 Allowance at end of period...........................             $ 2,050           $ 1,753
                                                                   =======           =======
 Allowance for loan losses as a percent of total loans                0.47%             0.42%
 Allowance for loan losses as a percent of nonperforming
 loans................................................               385.5%             N/M


                                                                   AS OF             AS OF
                                                                12-31-2006         12-31-2005
                                                             -------------------------------------
 Nonperforming Assets:                                              (DOLLARS IN THOUSANDS)
 Nonaccrual loans:
    Mortgage loans....................................             $   416           $    91
    Commercial business loans.........................                   0                 0
    Consumer loans....................................                 116                 7
                                                                   -------           -------
         Total........................................                 532                98
 Real estate owned....................................                   0                 0
 Other nonperforming assets...........................                   0                 0
                                                                   -------           -------
 Total nonperforming assets...........................             $   532           $    98
                                                                   =======           =======
 Nonperforming loans as a percent of total loans......                0.12%             0.02%
 Nonperforming assets as a percent of total assets....                0.09%             0.02%


SELECTED FINANCIAL RATIOS (UNAUDITED)

                                                                            -------------------------------------
                                                                               YEAR ENDED         YEAR ENDED
                                                                            -------------------------------------
                                                                               12-31-2006         12-31-2005
                                                                            ----------------- -------------------

 SELECTED PERFORMANCE RATIOS:
 Return on average assets  ..................................................     0.56%                0.57%
 Return on average equity  ..................................................     5.08%                5.07%
 Interest rate spread  ......................................................     2.56%                2.75%
 Net interest margin  .......................................................     2.94%                3.06%
 Efficiency ratio ...........................................................    72.94%               69.44%
